UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2025

DOGWOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, GA
44 Milton Avenue Alpharetta, GA	30009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (866) 620-8655

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DWTX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Licensing Agreement

On September 29, 2025, Dogwood Therapeutics, Inc. (the “Company,” “we,” or “our”) entered into an Exclusive Licensing Agreement (the “Licensing Agreement”) with Serpin Pharma Inc. (“Serpin Pharma”) and Rejuvenation Labs, Inc. (“Rejuvenation” and, together with Serpin Pharma, “Serpin”), pursuant to which Serpin granted the Company a royalty-free, sublicensable global license to develop Serpin Pharma’s intravenous formulation of SP16. SP16 is a first-in-class LRP1 agonist which has demonstrated both anti-inflammatory and neural repair activity that has the potential to treat chemotherapy-induced peripheral neuropathy. In consideration of the Licensing Agreement, the Company has agreed to issue 191,017 shares of its common stock, par value $0.0001 per share (“Common Stock”) and 89.5939 shares of its Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A-2 Preferred Stock”) to Serpin Pharma and (ii) 191,017 shares of its Common Stock and 89.5939 shares of its Series A-2 Preferred Stock to Rejuvenation, as further described under “Serpin Registration Rights Agreement.”

Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) (together with its affiliates, “Tungsten”) acted as the financial advisor to the Company in connection with the Combination. As compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 10.8694 shares of Series A-2 Preferred Stock.

The foregoing description of the Licensing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Licensing Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Serpin Registration Rights Agreement

On September 29, 2025, in connection with the Licensing Agreement, the Company also entered into an Equity Issuance and Registration Rights Agreement (the “Serpin Registration Rights Agreement”) with Serpin, whereby the Company agreed to issue (i) 191,017 shares of its Common Stock and 89.5939 shares of Series A-2 Preferred Stock to Serpin Pharma and (ii) 191,017 shares of its Common Stock and 89.5939 shares of its Series A-2 Preferred Stock to Rejuvenation as consideration for Serpin entering into the Licensing Agreement.

Pursuant to the Serpin Registration Rights Agreement, the Company agreed to file a Form S-3 registration statement registering the shares issued under the Serpin Registration Rights Agreement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable after such registration statement is filed. The Company also granted Serpin customary demand registration and indemnification rights and entered into customary issuer covenants.

Reference is made to the discussion of the Series A-2 Preferred Stock and summary of the Certificate of Designation in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

The foregoing description of the Serpin Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Serpin Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

On September 29, 2025, in connection with the execution of the Licensing Agreement and the Serpin Registration Rights Agreement, the Company entered into stockholder support agreements with (i) Serpin Pharma and Rejuvenation Labs, Inc. (the “Serpin Support Agreement”) and (ii) each affiliate of Tungsten holding shares of Common Stock (the “Tungsten Support Agreements”). Pursuant to the Serpin Support Agreement, among other things, each Serpin party agreed to vote or cause to be voted all of the shares of Common Stock owned by each of them in favor of the approval of the following matters: (i) for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635 (“Rule 5635”), the potential issuance of our Common Stock upon conversion of the Series A Non-Voting Convertible Preferred Stock

(“Series A Preferred Stock”), par value $0.0001 per share (“Series A Issuance Proposal”), (ii) for the purposes of complying with the applicable provisions of Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A-1 Non-Voting Convertible Preferred Stock (“Series A-1 Preferred Stock”), par value $0.0001 per share (the “Series A-1 Issuance Proposal”), and (iii) the adjournment of the stockholder meeting where the foregoing proposals are being voted upon to a later date or dates, if necessary or appropriate (“Adjournment Proposal”). Pursuant to the Tungsten Support Agreements, among other things, Tungsten agreed to vote or cause to be voted all of the shares of Common Stock owned by each of them in favor of the approval of the following matters: (i) the Series A-1 Issuance Proposal, (ii) for the purposes of complying with the applicable provisions of Rule 5635, the potential issuance of our Common Stock upon conversion of the Series A-2 Preferred Stock (the “Series A-2 Issuance Proposal”), (iii) if an amendment and restatement of the Company’s current Amended and Restated 2020 Equity Incentive Plan is contemplated (“Plan Proposal”) at the stockholder meeting where the foregoing proposals are being voted upon, such Plan Proposal and (iv) the Adjournment Proposal.

On September 29, 2025, we also entered into a support agreement with Sealbond Limited (the “Sealbond Support Agreement”) whereby Sealbond Limited agreed to, among other things, vote or cause to be voted all of the shares of Common Stock owned by Sealbond Limited and its affiliates in favor of the approval of the matters contemplated by the Series A-1 Issuance Proposal, the Series A-2 Issuance Proposal, the Plan Proposal, and the Adjournment Proposal.

The foregoing descriptions of the Serpin Support Agreement, the Tungsten Support Agreements, and the Sealbond Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Serpin Registration Rights Agreement, the Tungsten Support Agreements, and the Sealbond Support Agreement, as applicable, copies of which are filed as Exhibit 10.3, 10.4, and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Pursuant to the Serpin Registration Rights Agreement, the Company issued shares of Common Stock and Series A-2 Preferred Stock. Such issuances were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act.

The shares of Common Stock and Series A-2 Preferred Stock issued in relation to the Serpin Registration Rights Agreement have not been registered under the Securities Act and none of such Securities may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto will constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock, Series A-2 Preferred Stock or any other securities of the Company.

Item 3.03Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On September 29, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-2 Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Serpin Registration Rights Agreement referenced in Item 1.01 above. The Certificate of Designation provides for the designation of shares of the Series A-2 Preferred Stock.

Holders of Series A-2 Preferred Stock are not entitled to receive dividends on shares of Series A-2 Preferred Stock. Except as otherwise required by law, the Series A-2 Preferred Stock does not have voting rights. However, as long as any shares of Series A-2 Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A-2 Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A-2 Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Charter or Amended and Restated Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A-2 Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A-2 Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series A-2 Preferred Stock (iii) prior to the Stockholder Approval (as defined in the Certificate of Designation) or at any time while at least 30% of the originally issued Series A-2 Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.

The Series A-2 Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.

Following stockholder approval of a Conversion Proposal, each share of Series A-2 Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain limitations provided in the Certificate of Designation, including that the Company shall not affect any conversion of Series A-2 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation will not apply after the stockholder approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) and upon the occurrence of certain other events as set forth in the Certificate of Designation.

The foregoing description of the Series A-2 Preferred Stock and Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

Press Release

On September 29, 2025, the Company issued a press release announcing the transaction described in this Current Report on Form 8-K (the “Licensing Transaction”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On September 29, 2025, the Company posted a presentation to its website that may be used by the Company from time to time with investors, analysts, collaborators, vendors or other third parties. A copy of the presentation is furnished as Exhibit 99.2

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release and the presentation attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Cautionary Note Regarding Forward Looking Statements

This Form 8-K contains “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 about the future expectations, plans, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” and or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, stock listing, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including risks regarding the continued listing of our common stock, the impact of the Licensing Agreement on the price of our common stock, our ability to successfully develop and commercialize SP16, as well as the risks set forth in the Amended Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2025, which are filed with the Securities and Exchange Commission. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Form 8-K, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

No Offer or Solicitation; Important Information About the Combination and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Licensing Transaction and shall not constitute an offer to sell, or a solicitation of an offer to buy, the securities of the Company nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

The Company expects to file a proxy statement with the SEC relating to the Series A Issuance Proposal, Series A-1 Issuance Proposal, the Series A-2 Issuance Proposal, the Plan Proposal and the Adjournment Proposal (the “Meeting Proposals”). The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Meeting Proposals as they become available because they will contain important information about the License Agreement and related transactions and the Meeting Proposals to be voted upon. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

The Company, Serpin, and their respective directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the Licensing Transaction. Information regarding the Company’s directors and executive officers is available in the Company’s Definitive Proxy Statement filed with the SEC on April 30, 2025 under “Proposal 1: Election of Directors.” Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series A-2 Non-Voting Convertible Preferred Stock of Dogwood Therapeutics, Inc., dated September 29, 2025
10.1	Exclusive License Agreement, dated September 29, 2025, by and between Dogwood Therapeutics, Inc. and Serpin Pharma, Inc.
10.2*	Equity Issuance and Registration Rights Agreement, dated September 29, 2025, by and between Dogwood Therapeutics, Inc., Serpin Pharma, Inc. and Rejuvenation Labs, Inc.
10.3	Serpin Support Agreement.
10.4	Form of Tungsten Support Agreement.
10.5	Sealbond Support Agreement.
99.1	Press Release of Dogwood Therapeutics, Inc., dated September 29, 2025 (furnished herewith).
99.2	Presentation, dated September 29, 2025 (furnished herewith).
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Exhibit omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGWOOD THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Chief Financial Officer, Corporate Secretary and Treasurer
September 29, 2025